Exhibit 8.2

9/F, Office Tower C1, Oriental Plaza, 1 East Chang An Ave., Dongcheng District
Beijing 100738, PRC
Tel: +86 10 8525 5500 Fax: +86 10 8525 5511 / 8525 5522
Beijing · Shanghai · Shenzhen · Hong Kong
www.hankunlaw.com

April 8, 2022

To:	Zhihu Inc. 知乎 (the “Company”)

A5 Xueyuan Road

Haidian District, Beijing 100083

People’s Republic of China

Re:	Legal Opinion on Certain PRC Legal Matters

Dear Sirs or Madams:

We are lawyers qualified in the People’s Republic of China (the “PRC” or “China”, which, for purposes of this opinion only, does not include the Hong Kong Special Administrative Region, the Macau Special Administrative Region or Taiwan) and as such are qualified to issue this opinion on the laws, regulations, rules, judicial interpretations and other legislation of the PRC effective as of the date hereof.

We are acting as PRC counsel to the Company, a company incorporated under the laws of the Cayman Islands, in connection with the Company’s registration statement on Form F-3, including all amendments or supplements thereto (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission under the U.S. Securities Act of 1933 (as amended) in relation to the proposed offering (the “Offering”) by the Company of a certain number of Class A ordinary shares of the Company.

A.	Documents and Assumptions

In rendering this opinion, we have carried out due diligence and examined copies of the Registration Statement, and other documents as we have considered necessary or advisable for the purpose of rendering this opinion, including but not limited to copies of the due diligence documents provided to us by the Company and the PRC Companies (as defined below) and such other documents, corporate records and certificates issued by the Governmental Agencies (as defined below) (collectively, the “Documents”). Where certain facts were not independently established and verified by us, we have relied upon certificates or statements issued or made by the relevant Governmental Agencies and appropriate representatives of the Company and the PRC Companies. In giving this opinion, we have made the following assumptions (the “Assumptions”):

(1)	all signatures, seals and chops are genuine, each signature on behalf of a party thereto is that of a person duly authorized by such party to execute the same, all Documents submitted to us as originals are authentic, and all Documents submitted to us as certified or photostatic copies conform to the originals;

(2)	each of the parties to the Documents, other than the PRC Companies, (i) if a legal person or other entity, is duly organized and is validly existing in good standing under the laws of its jurisdiction of organization and/or incorporation, (ii) if an individual, has full capacity for civil conduct; each of them, other than the PRC Companies, has full power and authority to execute, deliver and perform its, her or his obligations under the Documents to which it, she or he is a party in accordance with the laws of its jurisdiction of organization and/or the laws that it, she or he is subject to;

(3)	the Documents presented to us remain in full force and effect on the date of this opinion and have not been revoked, amended or supplemented, and no amendments, revisions, supplements, modifications or other changes have been made, and no revocation or termination has occurred, with respect to any of the Documents after they were submitted to us for the purposes of this opinion;

(4)	the laws of jurisdictions other than the PRC which may be applicable to the execution, delivery, performance or enforcement of the Documents are complied with;

(5)	all requested Documents have been provided to us and all factual statements made to us by the Company and the PRC Companies in connection with this opinion, including but not limited to the statements set forth in the Documents, are true, correct and complete;

(6)	all explanations and interpretations provided by government officials duly reflect the official position of the relevant Governmental Agencies and are complete, true and correct;

(7)	each of the Documents is legal, valid, binding and enforceable in accordance with their respective governing laws, other than PRC Laws (as defined below), in any and all respects;

(8)	all consents, licenses, permits, approvals, exemptions or authorizations required by, and all required registrations or filings with, any governmental authority or regulatory body of any jurisdiction other than the PRC in connection with the transactions contemplated under the Documents have been obtained or made, and are in full force and effect as of the date thereof; and

(9)	all Governmental Authorizations (as defined below) and other official statements and documentation obtained by the Company or any PRC Company from any Governmental Agency have been obtained by lawful means in due course, and the Documents provided to us conform with those documents submitted to Governmental Agencies for such purposes.

In addition, we have assumed and have not verified the truthfulness, accuracy and completeness as to factual matters of each Document we have reviewed.

B.	Definitions

In addition to the terms defined in the context of this opinion, the following capitalized terms used in this opinion shall have the meanings ascribed to them as follows.

“Governmental Agency”

means any national, provincial or local governmental, regulatory or administrative authority, agency or commission in the PRC, or any court, tribunal or any other judicial or arbitral body in the PRC, or any body exercising, or entitled to exercise, any administrative, judicial, legislative, law enforcement, regulatory, or taxing authority or power of a similar nature in the PRC.

“Governmental Authorization”

means any license, approval, consent, waiver, order, sanction, certificate, authorization, filing, declaration, disclosure, registration, exemption, permission, endorsement, annual inspection, clearance, qualification, permit or license by, from or with any Governmental Agency pursuant to any PRC Laws.

“PRC Companies”	means, collectively, all entities listed in Appendix A hereof, and each, a “PRC Company”.
“PRC Laws”

means all applicable national, provincial and local laws, regulations, rules, notices, orders, decrees and judicial interpretations of the PRC currently in effect and publicly available on the date of this opinion.

“VIE Agreements”	means the documents as set forth in Appendix B hereof.

C.	Opinions

Based on our review of the Documents and subject to the Assumptions and the Qualifications (as defined below), we are of the opinion that:

(1)	VIE Structure. The ownership structure of the PRC Companies as set forth in the Registration Statement, do not and will not, immediately after giving effect to the Offering, result in any violation of applicable and explicit PRC Laws currently in effect.

Except as disclosed in the Registration Statement, the execution, delivery and due performance of each VIE Agreement by the parties thereto and the consummation of the transactions contemplated thereunder do not, as to each of the PRC Companies that is a party to such VIE Agreement: (a) result in any violation of the business license, articles of association, or other constitutional documents (if any) of such PRC Company; or (b) result in any violation of applicable and explicit PRC Laws currently in effect.

There are, however, substantial uncertainties regarding the interpretation and application of PRC Laws and future PRC laws and regulations, and there can be no assurance that the Governmental Agencies will take a view that is not contrary to or otherwise different from our opinion stated above.

(2)	Taxation. The statements made in the Registration Statement under the caption “Taxation - PRC Taxation”, with respect to the PRC tax laws and regulations or interpretations, constitute true and accurate descriptions of the matters described therein in all material respects and such statements constitute our opinion.

D.	Qualifications

Our opinions expressed above are subject to the following qualifications (the “Qualifications”):

(1)	Our opinions are limited to PRC Laws of general application on the date hereof. We have made no investigation of, and do not express or imply any views on, the laws of any jurisdiction other than the PRC, and we have assumed that no such other laws would affect our opinions expressed above.

(2)	PRC Laws referred to herein are laws and regulations publicly available and currently in force on the date hereof and there is no guarantee that any of such laws and regulations, or the interpretation or enforcement thereof, will not be changed, amended or revoked in the future with or without retrospective effect.

(3)	Our opinions are subject to (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws in the PRC affecting creditors’ rights generally, and (ii) possible judicial or administrative actions or any PRC Laws affecting creditors’ rights.

(4)	Our opinions are subject to the effects of (i) certain legal or statutory principles affecting the enforceability of contractual rights generally under the concepts of public interests, social ethics, national security, good faith, fair dealing, and applicable statutes of limitation; (ii) any circumstance in connection with the formulation, execution or performance of any legal documents that would be deemed materially mistaken, clearly unconscionable, fraudulent, coercionary or concealing illegal intentions with a lawful form; (iii) judicial discretion with respect to the availability of specific performance, injunctive relief, remedies or defenses, or the calculation of damages; and (iv) the discretion of any competent PRC legislative, administrative or judicial bodies in exercising their authority in the PRC.

(5)	This opinion is issued based on our understanding of PRC Laws. For matters not explicitly provided under PRC Laws, the interpretation, implementation and application of the specific requirements under PRC Laws, as well as their application to and effect on the legality, binding effect and enforceability of certain contracts, are subject to the final discretion of competent PRC legislative, administrative and judicial authorities. Under PRC Laws, foreign investment is restricted in certain industries. The interpretation and implementation of these laws and regulations, and their application to and effect on the legality, binding effect and enforceability of contracts such as the VIE Agreements and transactions contemplated by the VIE Agreements, are subject to the discretion of the competent Governmental Agency.

(6)	The term “enforceable” or “enforceability” as used in this opinion means that the obligations assumed by the relevant obligors under the relevant Documents are of a type which the courts of the PRC may enforce. It does not mean that those obligations will necessarily be enforced in all circumstances in accordance with their respective terms and/or additional terms that may be imposed by the courts. As used in this opinion, the expression “to the best of our knowledge after due inquiry” or similar language with reference to matters of fact refers to the current, actual knowledge of the attorneys of this firm who have worked on matters for the Company and the PRC Companies in connection with the Offering and the transactions contemplated thereby. We may rely, as to matters of fact (but not as to legal conclusions), to the extent we deem proper, on certificates, representations and confirmations of responsible officers and employees of the Company, the PRC Companies and Governmental Agencies.

(7)	We have not undertaken any independent investigation, search or other verification action to determine the existence or absence of any fact or to prepare this opinion, and no inference as to our knowledge of the existence or absence of any fact should be drawn from our representation of the Company or the PRC Companies or the rendering of this opinion.

(8)	This opinion is intended to be used in the context which is specifically referred to herein; each paragraph shall be construed as a whole and no part shall be extracted and referred to independently.

This opinion is strictly limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated herein. The opinions expressed herein are rendered only as of the date hereof, and we assume no responsibility to advise you of facts, circumstances, events or developments that hereafter may be brought to our attention and that may alter, affect or modify the opinion expressed herein.

This opinion is delivered solely for the purpose of and in connection with the Registration Statement publicly filed with the U.S. Securities and Exchange Commission on the date of this opinion and may not be used for any other purpose without our prior written consent.

We hereby consent to the use of this opinion in, and the filing hereof as an exhibit to, the Registration Statement, and to the use of our firm’s name under the captions “Risk Factors”, “Corporate History and Structure”, “Enforceability of Civil Liabilities”, “Regulations”, “Taxation - PRC Taxation” and “Legal Matters” in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the regulations promulgated thereunder.

Yours faithfully,

/s/ HAN KUN LAW OFFICES
HAN KUN LAW OFFICES

Appendix A

List of the PRC Companies

(1)	Zhizhe Sihai (Beijing) Technology Co., Ltd. (智者四海（北京）技术有限公司) (“Zhizhe Sihai”);

(2)	Beijing Zhihu Network Technology Co., Ltd. (北京知乎网技术有限公司);

(3)	Zhizhe Sihai (Nanjing) Technology Co., Ltd. (智者四海（南京）技术有限公司);

(4)	Zhinan Xingyi (Nanjing) Technology Co., Ltd. (知南行易（南京）科技有限公司);

(5)	Beijing Zhizhe Tianxia Technology Co., Ltd. (北京智者天下科技有限公司) (“Zhizhe Tianxia”);

(6)	Chengdu Zhizhe Wanjuan Technology Co., Ltd. (成都知者万卷科技有限公司);

(7)	Zhizhe Information Technology and Service Chengdu Co., Ltd. (知者信息技术服务成都有限公司);

(8)	Tianjin Zhizhe Wanjuan Culture Co., Ltd. (天津知者万卷文化有限公司);

(9)	Jingzhun Huinong (Beijing) Network Technology Co., Ltd. (精准惠农（北京）网络科技有限公司);

(10)	Beijing Leimeng Shengtong Cultural Development Co., Ltd. (北京雷盟盛通文化发展有限公司);

(11)	Zhizhe Wanjuan (Nanjing) Technology Co., Ltd. (知者万卷（南京）技术有限公司);

(12)	Zhinan Erjin (Nanjing) Technology Co., Ltd. (知南而进（南京）技术有限公司);

(13)	Nanjing Zhizhe Tianxia Information Technology Co., Ltd. (南京智者天下信息技术有限公司);

(14)	Ningbo Zhiwu Technology Co., Ltd. (宁波知物科技有限公司);

(15)	Nanjing Zhizhu Technology Co., Ltd. (南京知著科技有限公司);

(16)	Nanjing Zhixin Technology Co., Ltd. (南京知鑫科技有限公司);

(17)	Nanjing Zhihao Technology Co., Ltd. (南京知皓科技有限公司);

(18)	Shanghai Pinzhi Education Technology Co., Ltd. (上海品职教育科技有限公司) (“Shanghai Pinzhi”);

Appendix A

(19)	Shanghai Zhishi Commercial Consulting Co., Ltd. (上海知匙商务咨询有限公司) (“Shanghai Zhishi”);

(20)	Shanghai Biban Internet Technology Co., Ltd. (上海彼伴网络科技有限公司) (“Shanghai Biban”);

(21)	Shanghai Paya Information Technology Co., Ltd. (上海杷雅信息科技有限公司) (“Shanghai Paya”);

(22)	Shanghai Yinzi Information Technology Co., Ltd. (上海茵紫信息科技有限公司);

(23)	Shanghai Yinqian Information Technology Co., Ltd. (上海茵乾信息科技有限公司);

(24)	Shanghai Yinxi Information Technology Co., Ltd. (上海茵熙信息科技有限公司);

(25)	Shanghai Yinjia Information Technology Co., Ltd. (上海茵嘉信息科技有限公司);

(26)	Shanghai Yinlu Information Technology Co., Ltd. (上海茵露信息科技有限公司);

(27)	Shanghai Yincheng Information Technology Co., Ltd. (上海茵橙信息科技有限公司);

(28)	Shanghai Yinhao Information Technology Co., Ltd. (上海茵颢信息科技有限公司);

(29)	Shanghai Yinzhen Information Technology Co., Ltd. (上海茵臻信息科技有限公司);

(30)	Shanghai Yinlang Information Technology Co., Ltd. (上海茵朗信息科技有限公司);

(31)	Shanghai Pa Ya Information Technology Co., Ltd. (上海趴雅信息科技有限公司); and

(32)	Chongqing Paya Education Technology Co., Ltd. (重庆趴雅教育科技有限公司).

Appendix B

VIE Agreements

(1)	The Exclusive Business Cooperation Agreement (独家业务合作协议) entered into by and between Zhizhe Sihai and Zhizhe Tianxia on December 21, 2021;

(2)	The Exclusive Option Agreement (独家购买权协议) entered into by and among Zhizhe Sihai, Zhizhe Tianxia, and the shareholders of Zhizhe Tianxia on December 21, 2021;

(3)	The Shareholders’ Rights Entrustment Agreement (股东表决权委托协议) entered into by and among Zhizhe Sihai, Zhizhe Tianxia, and the shareholders of Zhizhe Tianxia on December 21, 2021;

(4)	The Share Pledge Agreement (股权质押协议) entered into by and among Zhizhe Sihai, Zhizhe Tianxia, and the shareholders of Zhizhe Tianxia on December 21, 2021;

(5)	The Power of Attorney (授权委托书) issued by the shareholders of Zhizhe Tianxia on December 21, 2021;

(6)	The Spousal Undertaking Letters (配偶承诺函) duly signed by relevant spouse of the shareholders of Zhizhe Tianxia on December 21, 2021;

(7)	The Exclusive Technology Development, Consultancy and Services Agreement (独家技术开发、咨询和服务协议) entered into by and between Shanghai Pinzhi and Shanghai Zhishi on September 7, 2021;

(8)	The Exclusive Option Agreement (独家购买权合同) entered into by and among Shanghai Pinzhi, Shanghai Zhishi and the shareholders of Shanghai Pinzhi on September 7, 2021;

(9)	The Share Pledge Agreement (股权质押合同) entered into by and among Shanghai Pinzhi, Shanghai Zhishi and the shareholders of Shanghai Pinzhi on September 7, 2021;

(10)	The Power of Attorney (授权委托书) issued by the shareholders of Shanghai Pinzhi on September 7, 2021;

(11)	The Consent Letters (同意函) duly signed by relevant spouse of Lingtao Zhang and Sike Li on September 7, 2021;

(12)	The Exclusive Technology Development, Consultancy and Services Agreement (独家技术开发、咨询和服务协议) entered into by and between Shanghai Biban and Shanghai Paya on November 9, 2021;

(13)	The Exclusive Option Agreement (独家购买权协议) entered into by and among Shanghai Biban, Shanghai Paya and the shareholders of Shanghai Biban on November 9, 2021;

Appendix B

(14)	The Share Pledge Agreement (股权质押协议) entered into by and among Shanghai Biban, Shanghai Paya and the shareholders of Shanghai Biban on November 9, 2021;

(15)	The Power of Attorney (授权委托书) issued by the shareholders of Shanghai Biban on November 9, 2021.